Exhibit (23)A

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 2-90702, 33-18202, 33-55986, 33-56101, 333-95043 and 333-109890) of Ecolab Inc. of our report dated June 14, 2006 related to our audit of the financial statements of the Ecolab Savings Plan and ESOP as of and for the year ended December 31, 2005, which appears in this Form 11-K.

/s/ McGladrey & Pullen, LLP

Minneapolis, Minnesota

June 14, 2006